SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 21, 2006

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois

1-2189

36-0698440

(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                   Regulation FD Disclosure

As discussed in the company’s first-quarter earnings announcement on Wednesday, April 19, 2006, Abbott’s previous ongoing earnings-per-share guidance for the full-year 2006 was $2.51 to $2.57 and $0.59 to $0.61 for the second quarter, both excluding specified items and the impact of the Guidant vascular acquisition.

Abbott expects that the Guidant transaction will be slightly accretive in 2007, improving to at least $0.15 accretion in 2009. As a result of the Guidant transaction, the company anticipates ongoing earnings-per-share dilution of approximately $0.07 per share in 2006, including the impact of non-cash intangible amortization expense. The company expects to incur $0.03 per share of the total dilution in the second quarter of 2006. As a result, Abbott’s ongoing earnings-per-share guidance for the full-year 2006 is now $2.44 to $2.50 and $0.56 to $0.58 for the second quarter, both excluding specified items. This forecast conservatively assumes that revenue from an existing co-promotion agreement will not continue after closing. If the agreement continues, dilution in 2006 will be less than $0.07 and accretion in 2007 will be greater.

Abbott expects previously announced specified items for the full-year 2006 of $0.05 per share, with $0.01 per share expected in the second quarter. Including the specified items and the impact of the Guidant vascular acquisition, projected earnings per share under U.S. Generally Accepted Accounting Principles (GAAP) would be $2.39 to $2.45 for the full-year 2006 and $0.55 to $0.57 for the second quarter. The estimate of specified items excludes one-time charges associated with the Guidant vascular acquisition, which will include acquired in-process R&D expense and integration activities. The company expects to provide estimates of these items by the second-quarter earnings conference call.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for the purposes of the Private Securities Litigation Reform Act of 1995. We caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in the “Risk Factors” section and Exhibit 99.1 of our Securities and Exchange Commission Form 10-K for the period ended December 31, 2005. We undertake no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

This Report is Being Furnished

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by Abbott under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Abbott, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Abbott.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: April 21, 2006	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance and Chief Financial Officer